                                                                 EXHIBIT 4.1

================================================================================

                                   INDENTURE

                           Dated as of March 25, 1997


                                    Between


                       STC BROADCASTING, INC., as Issuer


                                      and


                 U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee


                            ________________________

                                  $100,000,000


                11% Senior Subordinated Notes due 2007, Series A
                11% Senior Subordinated Notes due 2007, Series B


================================================================================

                              CROSS-REFERENCE TABLE

   TIA                                                                       Indenture
 Section                                                                     Section
 -------                                                                    ---------
 310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
     (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
     (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.08; 7.10; 10.02
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 311 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.05
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.03
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.03
 313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
     (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06; 10.02
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
 314 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.07; 4.09;  11.02
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.04
     (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.04
     (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10.05
     (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
 315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(b)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 10.02
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(a)
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01(c)
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
 316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . .     2.09
     (a) (1) (A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.05
     (a) (1) (B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.04
     (a) (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
 317 (a) (1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.08
     (a) (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.04
 318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01

--------------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
       SECTION 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . .    1
       SECTION 1.02. Incorporation by Reference of TIA  . . . . . . . . . .   22
       SECTION 1.03. Rules of Construction.   . . . . . . . . . . . . . . .   22

                                   ARTICLE TWO

                                    THE NOTES

       SECTION 2.01. Form and Dating  . . . . . . . . . . . . . . . . . . .   23
       SECTION 2.02. Execution and Authentication; Aggregate Principal
                     Amount.  . . . . . . . . . . . . . . . . . . . . . . .   24
       SECTION 2.03. Registrar and Paying Agent   . . . . . . . . . . . . .   25
       SECTION 2.04. Paying Agent To Hold Assets in Trust   . . . . . . . .   26
       SECTION 2.05. Holder Lists   . . . . . . . . . . . . . . . . . . . .   26
       SECTION 2.06. Transfer and Exchange  . . . . . . . . . . . . . . . .   26
       SECTION 2.07. Replacement Notes.   . . . . . . . . . . . . . . . . .   27
       SECTION 2.08. Outstanding Notes  . . . . . . . . . . . . . . . . . .   28
       SECTION 2.09. Treasury Notes.  . . . . . . . . . . . . . . . . . . .   28
       SECTION 2.10. Temporary Notes  . . . . . . . . . . . . . . . . . . .   28
       SECTION 2.11. Cancellation   . . . . . . . . . . . . . . . . . . . .   29
       SECTION 2.12. Defaulted Interest   . . . . . . . . . . . . . . . . .   29
       SECTION 2.13. CUSIP Numbers.   . . . . . . . . . . . . . . . . . . .   30
       SECTION 2.14. Deposit of Moneys  . . . . . . . . . . . . . . . . . .   30
       SECTION 2.15. Book-Entry Provisions for Global Notes   . . . . . . .   31
       SECTION 2.16. Special Transfer Provisions  . . . . . . . . . . . . .   32

                                  ARTICLE THREE

                                   REDEMPTION

       SECTION 3.01. Notices to Trustee.  . . . . . . . . . . . . . . . . .   35
       SECTION 3.02. Selection of Notes To Be Redeemed  . . . . . . . . . .   36
       SECTION 3.03. Notice of Redemption   . . . . . . . . . . . . . . . .   36
       SECTION 3.04. Effect of Notice of Redemption.  . . . . . . . . . . .   37
       SECTION 3.05. Deposit of Redemption Price  . . . . . . . . . . . . .   37
       SECTION 3.06. Notes Redeemed in Part   . . . . . . . . . . . . . . .   38

                                  ARTICLE FOUR

                                    COVENANTS

       SECTION 4.01. Payment of Notes   . . . . . . . . . . . . . . . . . .   38
       SECTION 4.02. Maintenance of Office or Agency.   . . . . . . . . . .   38
       SECTION 4.03. Limitation on Restricted Payments.   . . . . . . . . .   39
       SECTION 4.04. Corporate Existence  . . . . . . . . . . . . . . . . .   44
       SECTION 4.05. Payment of Taxes and Other Claims  . . . . . . . . . .   44
       SECTION 4.06. Maintenance of Properties and Insurance  . . . . . . .   44
       SECTION 4.07. Compliance Certificate; Notice of Default  . . . . . .   45
       SECTION 4.08. Compliance with Laws   . . . . . . . . . . . . . . . .   46
       SECTION 4.09. Reports  . . . . . . . . . . . . . . . . . . . . . . .   46
       SECTION 4.10. Waiver of Stay, Extension or Usury Laws  . . . . . . .   47
       SECTION 4.11. Limitations on Transactions with Affiliates.   . . . .   47
       SECTION 4.12. Limitation on Incurrence of Additional Indebtedness
                     and Issuance of Disqualified Capital Stock   . . . . .   48
       SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                     Affecting Subsidiaries   . . . . . . . . . . . . . . .   49
       SECTION 4.14. Change of Control.   . . . . . . . . . . . . . . . . .   50
       SECTION 4.15. Limitation on Asset Sales.   . . . . . . . . . . . . .   53
       SECTION 4.16. Limitation on Asset Swaps.   . . . . . . . . . . . . .   55
       SECTION 4.17. Limitation on Layering.  . . . . . . . . . . . . . . .   55
       SECTION 4.18. FCC Compliance.  . . . . . . . . . . . . . . . . . . .   56

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

       SECTION 5.01. Merger, Consolidation and Sale of Assets.  . . . . . .   56
       SECTION 5.02. Successor Corporation Substituted.   . . . . . . . . .   57

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

       SECTION 6.01. Events of Default.   . . . . . . . . . . . . . . . . .   58
       SECTION 6.02. Acceleration.  . . . . . . . . . . . . . . . . . . . .   59
       SECTION 6.03. Other Remedies.  . . . . . . . . . . . . . . . . . . .   60
       SECTION 6.04. Waiver of Past Defaults.   . . . . . . . . . . . . . .   61
       SECTION 6.05. Control by Majority.   . . . . . . . . . . . . . . . .   61
       SECTION 6.06. Limitation on Suits.   . . . . . . . . . . . . . . . .   61

       SECTION 6.07. Rights of Holders To Receive Payment.  . . . . . . . .   62
       SECTION 6.08. Collection Suit by Trustee.  . . . . . . . . . . . . .   62
       SECTION 6.09. Trustee May File Proofs of Claim.  . . . . . . . . . .   62
       SECTION 6.10. Priorities.  . . . . . . . . . . . . . . . . . . . . .   63
       SECTION 6.11. Undertaking for Costs.   . . . . . . . . . . . . . . .   64
       SECTION 7.01. Duties of Trustee.   . . . . . . . . . . . . . . . . .   64
       SECTION 7.02. Rights of Trustee.   . . . . . . . . . . . . . . . . .   66
       SECTION 7.03. Individual Rights of Trustee.  . . . . . . . . . . . .   67
       SECTION 7.04. Trustee's Disclaimer.  . . . . . . . . . . . . . . . .   67
       SECTION 7.05. Notice of Default.   . . . . . . . . . . . . . . . . .   67
       SECTION 7.06. Reports by Trustee to Holders.   . . . . . . . . . . .   68
       SECTION 7.07. Compensation and Indemnity.  . . . . . . . . . . . . .   68
       SECTION 7.08. Replacement of Trustee.  . . . . . . . . . . . . . . .   69
       SECTION 7.09. Successor Trustee by Merger, Etc.  . . . . . . . . . .   71
       SECTION 7.10. Eligibility; Disqualification.   . . . . . . . . . . .   71
       SECTION 7.11. Preferential Collection of Claims Against the Company.   71


                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

       SECTION 8.01. Termination of the Company's Obligations.  . . . . . .   72
       SECTION 8.02. Acknowledgment of Discharge by Trustee.  . . . . . . .   74
       SECTION 8.03. Application of Trust Money.  . . . . . . . . . . . . .   75
       SECTION 8.04. Repayment to the Company.  . . . . . . . . . . . . . .   75
       SECTION 8.05. Reinstatement.   . . . . . . . . . . . . . . . . . . .   75

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

       SECTION 9.01. Without Consent of Holders.  . . . . . . . . . . . . .   76
       SECTION 9.02. With Consent of Holders.   . . . . . . . . . . . . . .   76
       SECTION 9.03. Compliance with TIA.   . . . . . . . . . . . . . . . .   78
       SECTION 9.04. Revocation and Effect of Consents.   . . . . . . . . .   78
       SECTION 9.05. Notation on or Exchange of Notes.  . . . . . . . . . .   79
       SECTION 9.06. Trustee To Sign Amendments, Etc.   . . . . . . . . . .   79

                                   ARTICLE TEN

                                  SUBORDINATION

       SECTION 10.1.  Agreement To Subordinate. . . . . . . . . . . . . . .   80
       SECTION 10.02. Liquidation, Dissolution, Bankruptcy. . . . . . . . .   80
       SECTION 10.03. Default on Senior Indebtedness.   . . . . . . . . . .   80
       SECTION 10.04. Acceleration of Payment of Notes.   . . . . . . . . .   82

       SECTION 10.05.       When Distribution Must Be Paid Over.  . . . . .   82
       SECTION 10.06.       Subrogation.  . . . . . . . . . . . . . . . . .   82
       SECTION 10.07.       Relative Rights.  . . . . . . . . . . . . . . .   83
       SECTION 10.08.       Subordination May Not Be Impaired by Company. .   83
       SECTION 10.09.       Rights of Trustee and Paying Agent.   . . . . .   83
       SECTION 10.10.       Distribution or Notice to Representative.   . .   84
       SECTION 10.11.       Article Ten Not To Prevent Events of Default or
                            Limit Right To Accelerate.  . . . . . . . . . .   84
       SECTION 10.12.       Trust Moneys Not Subordinated.  . . . . . . . .   84
       SECTION 10.13.       Trustee Entitled To Rely.   . . . . . . . . . .   84
       SECTION 10.14.       Trustee To Effectuate Subordination.  . . . . .   85
       SECTION 10.15.       Trustee Not Fiduciary for Holders of Senior
                            Indebtedness.   . . . . . . . . . . . . . . . .   85
       SECTION 10.16.       Reliance by Holders of Senior Indebtedness on
                            Subordination Provisions.   . . . . . . . . . .   86

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

       SECTION 11.01.       TIA Controls.   . . . . . . . . . . . . . . . .   86
       SECTION 11.02.       Notices.  . . . . . . . . . . . . . . . . . . .   86
       SECTION 11.03.       Communications by Holders with Other Holders. .   87
       SECTION 11.04.       Certificate and Opinion as to Conditions
                            Precedent.  . . . . . . . . . . . . . . . . . .   87
       SECTION 11.05.       Statements Required in Certificate or Opinion..   88
       SECTION 11.06.       Rules by Trustee, Paying Agent, Registrar.  . .   88
       SECTION 11.07.       Legal Holidays.   . . . . . . . . . . . . . . .   89
       SECTION 11.08.       Governing Law.  . . . . . . . . . . . . . . . .   89
       SECTION 11.09.       No Adverse Interpretation of Other Agreements.    89
       SECTION 11.10.       No Recourse Against Others.   . . . . . . . . .   89
       SECTION 11.11.       Successors.   . . . . . . . . . . . . . . . . .   89
       SECTION 11.12.       Duplicate Originals.  . . . . . . . . . . . . .   90
       SECTION 11.13.       Severability.   . . . . . . . . . . . . . . . .   90
       SECTION 11.14.       Independence of Covenants.  . . . . . . . . . .   90

       SIGNATURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

       Exhibit A     -      Form of Series A Note
       Exhibit B     -      Form of Series B Note
       Exhibit C     -      Form of Legend for Global Notes
       Exhibit D     -      Transfer Certificate
       Exhibit E     -      Transferee Certificate for Institutional Accredited
                            Investors

       NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

              INDENTURE, dated as of March 25, 1997, between STC Broadcasting, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, N.A., a national banking association, as trustee (the "Trustee").

              The Company has duly authorized the creation of an issue of 11% Senior Subordinated Notes due 2007, Series A, and 11% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the 11% Senior Subordinated Notes due 2007, Series A, pursuant to a registration rights agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

              Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11% Senior Subordinated Notes due 2007, Series A and Series B:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

              "Acceleration Notice" has the meaning provided in Section 6.02.

              "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

              "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting SECURITIES, by contract or otherwise.

              "Affiliate Transaction" has the meaning provided in Section 4.11.

              "Agent" means any Registrar, Paying Agent or Co-Registrar.

              "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

              "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (excluding any Sale and Leaseback Transaction or any pledge of assets or stock by the Company or any of its Subsidiaries) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or
(ii) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that for purposes of Section 4.15, Asset Sales shall not include (a) a transaction or series of related transactions in which the Company or its Subsidiaries receive aggregate consideration of less than $500,000, (b) transactions permitted under Section 4.16 or (c) transactions covered by Section 5.01.

              "Asset Swap" means the execution of a definitive agreement, subject only to Federal Communications Commission ("FCC") approval, if applicable, and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

              "Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

              "Board of Directors" means, with respect to any Person, the Board of Directors (or any other equivalent governing body) of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

              "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

              "Business Day" means a day that is not a Legal Holiday.

              "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

              "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP, and for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP.

              "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying SECURITIES of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds that invest substantially all their assets in Securities of the types described in clauses (i) through (v) above (including the Excelsior Money Market funds sponsored by the Trustee or an Affiliate of the Trustee).

              "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to Hicks Muse, any of its Affiliates, officers and directors or Robert N. Smith or any of his Affiliates (the "Permitted Holders"); or (ii) a majority of the board of directors of the Company or Holdings shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders or any direct or indirect Subsidiary of any Permitted Holder, including without limitation Holdings) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or Holdings.

              "Change of Control Date" has the meaning provided in Section
4.14.

              "Change of Control Offer" has the meaning provided in Section
4.14.

              "Change of Control Payment Date" has the meaning provided in
Section 4.14.

              "Change of Control Redemption" has the meaning specified in paragraph 5 of the Notes.

              "Commission" or "SEC" means the Securities and Exchange
Commission.

              "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.

              "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

              "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
(ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or non-recurring gains or losses), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

              "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication, (a) gains and losses from Asset Sales (without regard to the $500,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (b) items classified as extraordinary or non-recurring gains and losses, and the related tax effects according to GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first-referred-to Person or is merged or consolidated with it or any of its Subsidiaries, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, and (e) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (x) dividends or distributions paid to such first-referred-to Person or its Subsidiary by such Person and (y) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first-referred-to Person or a consolidated Subsidiary of such Person and any non-cash expenses attributable to grants or exercises of employee stock options.

              "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries (excluding any such charges constituting an extraordinary or non-recurring item) reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

              "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the board of directors of the Company or Holdings on the Issue Date, (ii) was nominated for election or elected to the board of directors of the Company or Holdings, as the case may be, with the affirmative vote of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or (iii) is a representative of a Permitted Holder.

              "Credit Agreement" means the Credit Agreement, dated as of February 28, 1997, among the Company, The Chase Manhattan Bank, as agent, NationsBank of Texas, N.A., as documentation agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

              "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

              "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

              "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

              "Designated Senior Indebtedness" means (i) all obligations under the Credit Agreement and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

              "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight, except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

              "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes.

              "Event of Default" has the meaning provided in Section 6.01.

              "Exchange Act" means the SECURITIES Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

              "Exchange and Registration Rights Agreement" means the exchange and registration rights agreement dated the Issue Date between the Company and the Initial Purchasers.

              "Exchange Notes" means the 11% Senior Subordinated Notes due 2007, Series B, to be issued in exchange for the Initial Notes pursuant to the Exchange and Registration Rights Agreement.

              "Financial Monitoring and Oversight Agreements" means, collectively, the Monitoring and Oversight Agreement among the Company, Holdings and Hicks Muse Partners, as in effect on the Issue Date, and the Financial Advisory

Agreement among the Company, Holdings and Hicks Muse Partners, as in effect on the Issue Date.

              "Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

              "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

              "Global Notes" means one or more IAI Global Notes and 144A Global Notes.

              "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation.

              "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

              "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

              "Holdings" means Sunrise Television Corp., which owns all of the common stock of the Company.

              "Indebtedness" means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, Commodity Agreements and Currency Agreements and
(viii) for Indebtedness of any other Person of the type referred to in clauses
(i) through (vii) which is secured by any Lien on any property or asset of such first-referred-to Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Initial Notes" means the 11% Senior Subordinated Notes due 2007, Series A, of the Company.

              "Initial Purchasers" means Chase Securities Inc., NationsBanc Capital Markets, Inc. and Schroder Wertheim & Co. Incorporated.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

              "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

              "Investment" means (i) any transfer or delivery of cash, stock or other property of value in exchange for Indebtedness, stock or other security or ownership interest in any Person by way of loan, advance, capital contribution, guarantee or otherwise and (ii) an investment deemed to have been made by the Company at the time any entity which was a Subsidiary of the Company ceases to be such a Subsidiary in an amount equal to the value of the loans and advances made to, and any remaining ownership interest in, such entity immediately following such entity ceasing to be a Subsidiary of the Company. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $1,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of the Company at the time such Investment is made.

              "Issue Date" means the date on which the Notes are originally issued.

              "Legal Holiday" has the meaning provided in Section 11.07.

              "Leverage Ratio" shall mean, as to any Person, the ratio of (i) the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all outstanding Disqualified Capital Stock of the Company and of all outstanding Preferred Stock of Subsidiaries of the Company to (ii) the Consolidated Cash Flow of the Company for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

              For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated Cash Flow associated with such

Asset Acquisition) occurred on the first day of the Four Quarter Period and
(iii) cost savings resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation practices, consolidation of property, casualty and other insurance coverage and policies, standardization of sales representation commissions and other contract rates, and reductions in taxes other than income taxes (collectively, "Cost Savings Measures"), which cost savings the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such Asset Acquisition (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission), less the amount of any additional expenses that the Company reasonably estimates would result from anticipated replacements of any items constituting Cost Savings Measures in connection with such Asset Acquisition; provided, however, that both (A) such cost savings and Cost Savings Measures were identified and such cost savings were quantified in an officer's certificate delivered to the Trustee at the time of the consummation of the Asset Acquisition and (B) with respect to each Asset Acquisition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such Asset Acquisition to effect the Cost Savings Measures identified in such officer's certificate (regardless, however, of whether the corresponding cost savings have been achieved). Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

              "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind

(including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

              "Maturity Date" means March 15, 2007.

              "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Subsidiaries from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraiser's fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Subsidiary engaged in such Asset Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale; provided, however, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

              "Net Proceeds Offer" has the meaning provided in Section 4.15.

              "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities under this Indenture.

              "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

              "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

              "Paying Agent" shall have the meaning provided in Section 2.03, except that, during the continuance of a Default or Event of Default and for the purposes of Articles Three and Eight and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or any Affiliate of the Company.

              "Permitted Indebtedness" means, without duplication, (i) Indebtedness outstanding on the Issue Date; (ii) Indebtedness of the Company or a Subsidiary incurred under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Credit Agreement as in effect on the Issue Date;
(iii) Indebtedness evidenced by or arising under the Notes and this Indenture;
(iv) Interest Swap Obligations; provided, however, that such Interest Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness; (v) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $10,000,000 in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vi) Refinancing

Indebtedness; (vii) Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company or by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company; (viii) guarantees by Subsidiaries of any Indebtedness permitted to be incurred pursuant to this Indenture; (ix) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Subsidiaries to their customers in the ordinary course of their business; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause
(x), when taken together with all Indebtedness incurred pursuant to this clause
(x) and then outstanding, shall not exceed $7,500,000; and (xi) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a related business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (xi) shall not exceed $3,000,000 at any time outstanding.

              "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company to acquire the stock or assets of any Person (or Acquired Indebtedness acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company) engaged in the broadcast business or businesses reasonably related thereto; provided, however, that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5,000,000, the Company is able, at the time of such investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) Investments in cash and Cash Equivalents,
(v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement, (vi) loans or advances to employees of the Company or any Subsidiary thereof for purposes of purchasing the Company's Capital Stock and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, and (vii) additional Investments in an aggregate amount not to exceed $1,000,000 at any time outstanding.

              "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

              "Physical Notes" shall have the meaning provided in Section 2.01.

              "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

              "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

              "Private Exchange Notes" shall have the meaning provided in the Exchange and Registration Rights Agreement.

              "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A.

              "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in broadcast businesses or businesses reasonably related thereto, and specifically includes assets acquired through Asset Acquisitions.

              "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

              "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company or Holdings (to the extent, in the case of Holdings, that the net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company), pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act.

              "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

              "Redemption Date" means, with respect to any Notes, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Notes.

              "Redemption Price" shall have the meaning provided in Section
3.03.

              "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or any of its Subsidiaries incurred in accordance with Section 4.12 (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

              "Registrar" shall have the meaning provided in Section 2.03.

              "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any issue of Senior Indebtedness lacks such a representative, then the Representative for such issue of Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Indebtedness.

              "Restricted Note" means a Note that is a "Restricted Security" as defined in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

              "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock or in options, rights or warrants to acquire Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company or its Subsidiaries that is subordinated or junior in right of payment to the Notes or (iv) the making of any Investment (other than a Permitted Investment).

              "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

              "Secured Indebtedness" means any Indebtedness of the Company or a subsidiary secured by a Lien.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

              "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, (x) all obligations under the Credit Agreement and
(y) all other Indebtedness of the Company, including interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, state, foreign local or other taxes owed or owing by the Company, (3) any account payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or
(4) any Indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations.

              "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

              "Significant Subsidiary" means for any Person each Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 5% of the consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person.

              "SAC" means Smith Acquisition Company.

              "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person; provided, however, that notwithstanding the foregoing, SAC shall be deemed to be a "Subsidiary" of the Company. Notwithstanding anything in this Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in this Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

              "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

              "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

              "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

              "Unrestricted Subsidiary" means a Subsidiary of the Company created after the Issue Date and so designated by a resolution adopted by the Board of Directors of the Company; provided, however, that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary and
(b) at the time of designation of such Subsidiary, such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.12 hereof and (y) no Default or Event of Default shall have occurred and be continuing. Any designation pursuant to this definition by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

              "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

              "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) which normally have the right to vote in the election of directors are owned by such Person or any Wholly Owned Subsidiary of such Person; provided, however, that "Wholly Owned Subsidiary" shall also include SAC and any other Subsidiary of which in excess of 95% of the common equity securities are owned by the Company or another Wholly Owned Subsidiary and which is organized for the purpose of facilitating the acquisition of any broadcasting business that, but for the formation of such Person, the Company and its Restricted Subsidiaries could not acquire under applicable laws related to the ownership of broadcast businesses.

SECTION 1.02. Incorporation by Reference of TIA.

              Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Notes.

              "indenture security holder" means a Holder or a Noteholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company or any other obligor on the Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

              Unless the context otherwise requires:

       (1)    a term has the meaning assigned to it;

       (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

       (3)    "or" is not exclusive;

       (4) words in the singular include the plural, and words in the plural include the singular; and

       (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Form and Dating.

              The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

              The terms and provisions contained in the Notes annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

              Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Physical Notes").

SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

              Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

              If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08.

              Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

              The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York), where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent.
The Company may change the Paying Agent or Registrar without notice to any Holder.

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

              The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

              Subject to Section 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such

Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to
Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

              Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07. Replacement Notes.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

SECTION 2.08. Outstanding Notes.

              Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

              If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

              If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

              In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10. Temporary Notes.

              Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute, and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

SECTION 2.11. Cancellation.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose and deliver evidence of disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

              The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

              Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Numbers.

              The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided; however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14. Deposit of Moneys.

              Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

                     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

              Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                     (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

                     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                     (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                     (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.

                     (a) Transfers to Non-QIB Institutional Accredited Investors. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a
       QIB:

                     (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the third anniversary of the Issue Date) or (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

                     (ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such IAI Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

                     (iii) if the proposed transferor is a Participant seeking to transfer an interest in the 144A Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall reflect on its books and records the date and (A) a decrease in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

                     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB:

                     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                     (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its book and records the date and an increase in the principal amount of such 144A Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

                     (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

                     (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                     (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

              If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed. Such notice must be given at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 90 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed.

              If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, in the absence of such requirements or if the Notes are not so listed, on a pro rata basis; provided, however, that no Notes of $1,000 or less shall be redeemed in part. On and after the Redemption Date, interest shall cease to accrue on the Note or portions of them called for redemption.

SECTION 3.03. Notice of Redemption.

              At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

       (1)    the Redemption Date;

       (2) the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

       (3) the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

       (4)    the name and address of the Paying Agent;

       (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

       (6) that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

       (7) in the case of a redemption pursuant to paragraph 5(a) or (b) of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

       (8) in the case of a redemption pursuant to paragraph 5(a) or (b) of the Notes, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

              The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04. Effect of Notice of Redemption.

              Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults on payment of the Redemption Price.

SECTION 3.05. Deposit of Redemption Price.


              On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

              Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

              Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Notes.

              The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

              The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03. Limitation on Restricted Payments.

              (a) Neither the Company nor any of its Subsidiaries will, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

       (i) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment; or

       (ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 hereof; or

       (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of

                     (A) (x) 100% of the aggregate Consolidated Cash Flow of the Company (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued subsequent to the Issue Date to the most recent date for which financial information is available to the Company, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same period, plus

                     (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, received subsequent to February 28, 1997 by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to February 28, 1997 of Qualified Capital Stock of the Company (excluding (i) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by the Company upon such conversion or exchange and (ii) any net proceeds received from issuances and sales that are used to consummate a transaction described in clauses (2) and (3) of paragraph (b) below), plus

                     (C) without duplication of any amount included in clause (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by the Company as a capital contribution subsequent to February 28, 1997, plus

                     (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Subsidiaries in any Person resulting from
              (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Subsidiary, the amount of Investments previously made by the Company or any Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Cash Flow, plus

                     (E) the aggregate net cash proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Capital Stock) that are held by such Person at the time such Person is merged with and into the Company in accordance with Article Five subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company's Capital Stock, plus

                     (F)    $2,500,000.

              (b) Notwithstanding the foregoing, these provisions will not prohibit:

              (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration;

              (2) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Company or any warrants, options or other rights to acquire shares of any class of such Capital Stock either (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of, Disqualified Capital Stock that has a redemption date no earlier than, and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired;

              (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (x) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), for shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being acquired, or for Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (y) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock), shares of Disqualified Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payments dates, respectively, of the Indebtedness being refinanced, or Indebtedness of the Company that is subordinate or junior in right of payment to the Notes at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced;

       (4) payments by the Company to repurchase, or to enable Holdings to repurchase, Capital Stock or other securities from employees of the Company or Holdings in an aggregate amount not to exceed $2,000,000;

       (5) payments to enable Holdings to redeem or repurchase stock purchase or similar rights granted by Holdings with respect to its Capital Stock in an aggregate amount not to exceed $500,000;

       (6) payments, not to exceed $100,000 in the aggregate, to enable Holdings to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

       (7) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Article Five; provided, however, that no such payment may be made pursuant to this clause (7) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 such that after incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 6.0 to 1;

       (8) payments to enable Holdings or the Company to pay dividends on its Capital Stock (other than Disqualified Capital Stock) after the first Public Equity Offering in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received from shares of Capital Stock (other than Disqualified Capital

Stock) sold for the account of the issuer thereof (and not for the account of any stockholder) in such initial Public Equity Offering;

       (9) payments by the Company to fund the payment by any direct or indirect holding company thereof of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate amount of payments pursuant to this clause (9) does not exceed $500,000 in any calendar year;

       (10) payments by the Company to fund taxes of Holdings for a given taxable year in an amount equal to the lesser of (x) the Company's "separate return liability" and (y) the portion of the tax liability of the "affiliated group" (within the meaning of Section 1504(a)(I) of the Code (as defined)) of which the Company is a member in accordance with the method described in Treasury Regulations Section 1.1552-1(a)(I) pursuant to (x) or (y) of this clause (10) to the extent that the Company files a combined or consolidated income tax return with Holdings under any state or local income tax law for a taxable year, the payment by the Company to Holdings to fund such tax liability for such taxable year shall be provided for in a manner as similar as possible to that provided for United States federal income taxes (for purposes of this clause (10) "separate return liability" for a given taxable year shall mean the hypothetical United States tax liability of the Company defined as if the Company had filed its own U.S. federal tax return for such taxable year); and

       (11) on and after May 31, 2002, the payment of cash dividends in respect of the Company's 14% Redeemable Preferred Stock, par value $.01;

provided, however, that in the case of clauses (3), (4), (5), (6), (7), (8) and
(11), no Event of Default shall have occurred and be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (4), (5), (6), (7), (8) and (11) shall be included in such calculation.

SECTION 4.04. Corporate Existence.

              Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer reasonably necessary or desirable in the conduct of the business of the Company or any such Significant Subsidiary.

SECTION 4.05. Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06. Maintenance of Properties and Insurance.

                     (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this Section 4.06 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or the Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses.

              (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Subsidiaries.

SECTION 4.07. Compliance Certificate; Notice of Default.

              (a) The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                     (b) The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                     (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action.

SECTION 4.08. Compliance with Laws.

              The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.09. Reports.

              So long as any of the Notes are outstanding, the Company will provide to the holders of Notes and file with the Commission, to the extent such submissions are accepted for filing by the Commission, copies of the annual reports and of the information, documents and other reports that the Company would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act regardless of whether the Company is then obligated to file such reports.

SECTION 4.10. Waiver of Stay, Extension or Usury Laws.

       The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11. Limitations on Transactions with Affiliates.

       Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a Wholly Owned Subsidiary of the Company or among Wholly Owned Subsidiaries of the Company) (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction on an arm's-length basis from a person that is not an Affiliate; provided, however, that for a transaction or series of related transactions involving value of $1,000,000 or more, such determination will be made in good faith by a majority of members of the Board of Directors of the Company and by a majority of the disinterested members of the Board of Directors of the Company, if any; provided, further, that for a transaction or series of related transactions involving value of $5,000,000 or more, the Board of Directors of the Company has received an opinion from a nationally recognized investment banking firm that such

Affiliate Transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing restrictions will not apply to (1) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder, (2) any obligations of the Company under the Financial Monitoring and Oversight Agreements or any employment agreement, noncompetition or confidentiality agreement with any officer of the Company (provided that each amendment of any of the foregoing agreements shall be subject to the limitations of this covenant), (3) reasonable and customary investment banking, financial advisory, commercial banking and similar fees and expenses paid to any of the Initial Purchasers and their Affiliates, (4) any Restricted Payment permitted to be made pursuant to the covenant described under Section 4.03, (5) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Company, (6) loans or advances to employees in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practices, (7) payments made in connection with the Acquisition, including fees to Hicks Muse, as described in the Offering Memorandum dated March 19, 1997 relating to the Notes and (8) the issuance of Capital Stock of the Company (other than Disqualified Stock).

SECTION 4.12. Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock.

                     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur"), any Indebtedness (other than Permitted Indebtedness) and the Company will not issue any Disqualified Capital Stock, and its Subsidiaries will not issue any Preferred Stock; provided, however, that the Company and its Subsidiaries may incur Indebtedness or issue shares of such Capital Stock if, in either case, the Company's Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Capital Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom is less than 7.0 to 1.

                     (b) In addition, the Company will not incur any Secured Indebtedness (other than Senior Indebtedness) unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

              Neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause to permit to exist or become effective, by operation of the charter of such Subsidiary or by reason of any agreement, instrument, judgment, decree, rule, order, statute or governmental regulation, any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or (c) transfer any of its property or assets to the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (5) agreements existing on the Issue Date (including the Credit Agreement) as such agreements are from time to time in effect; provided, however, that any amendments or modifications of such agreements that affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the board of directors of the Company, than the provisions as in effect before giving effect to the respective amendment or modification; (6) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; (7) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4) or (5) above or any other agreement evidencing Indebtedness permitted under this

Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are no less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); (8) restrictions on the transfer of the assets subject to any Lien imposed by the Holder of such Lien; or (9) a licensing agreement to the extent such restrictions or encumbrances limit the transfer of property subject to such licensing agreement.

SECTION 4.14. Change of Control.

                     (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

                     (b) Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under any such Indebtedness required to permit the purchase of the Notes as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Notes pursuant to the provisions described below.

                     (c) Within 30 days following the date on which the Company becomes aware that a Change of Control has occurred (the "Change of Control Date"), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

              (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes validly tendered and not withdrawn will be accepted for payment;

              (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

              (3) that any Note not tendered will continue to accrue interest;

              (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

              (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

              (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new

Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

                     (8) the circumstances and relevant facts regarding such Change of Control.

                            (d) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this
              Section 4.14, the Trustee shall, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven, act as the Paying Agent.

                            (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other notes laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the

       Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

              (f) Paragraphs (a)-(e) of this Section 4.14 notwithstanding, the Company shall not be required to make a Change of Control Offer if, instead, the Company elects to effect a Change of Control Redemption in compliance with the requirements listed on the Notes in Exhibit A and Exhibit B hereof.

SECTION 4.15. Limitation on Asset Sales.

              (a) Neither the Company nor any of its Subsidiaries will consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by management of the Company or, if such Asset Sale involves consideration in excess of $2,500,000, by the board of directors of the Company, as evidenced by a board resolution), (ii) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents (other than to the extent that the Company is exchanging all or substantially all the assets of one or more broadcast businesses operated by the Company (including by way of the transfer of capital stock) for all or substantially all the assets (including by way of the transfer of capital stock) constituting one or more broadcast businesses operated by another Person, in which event, to such extent, the foregoing requirement with respect to the receipt of cash or Cash Equivalents shall not apply) and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Subsidiary to apply, such Net Cash Proceeds within 180 days of receipt thereof either (A) to repay any Senior Indebtedness of the Company or any Indebtedness of a Subsidiary of the Company (and, to the extent such Senior Indebtedness relates to principal under a revolving credit or similar facility, to obtain a corresponding reduction in the commitments thereunder), (B) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Cash Proceeds or (C) to purchase Notes and other Senior Subordinated Indebtedness, pro rata tendered to the Company for purchase at a price equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) plus accrued interest thereon, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales not otherwise applied in accordance with this covenant equal or exceed $5,000,000.

              (b) Subject to the deferral right set forth in the final proviso of the preceding paragraph, each notice of a Net Proceeds Offer will be mailed, by first-class mail, to holders of Notes not more than 180 days after the relevant Asset Sale or, in the event the Company or a Subsidiary has entered into a binding agreement as provided in (B) above, within 180 days following the termination of such agreement but in no event later than 360 days after the relevant Asset Sale. Such notice will specify, among other things, the purchase date (which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed, except as otherwise required by law) and will otherwise comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, holders of Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000. To the extent holders properly tender Notes in an amount which, together with all other Senior Subordinated Indebtedness so tendered, exceeds the Net Proceeds Offer, Notes and other Senior Subordinated Indebtedness of tendering holders will be repurchased on a pro rata basis (based upon the aggregate principal amount tendered). To the extent that the aggregate principal amount of Notes tendered pursuant to any Net Proceeds Offer, which, together with the aggregate principal amount or aggregate accreted value, as the case may be, of all other Senior Subordinated Indebtedness so tendered, is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net

       Cash Proceeds not required to fund the repurchase of tendered Notes and other Senior Subordinated Indebtedness for any purposes otherwise permitted by this Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Cash Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Cash Proceeds shall be deemed to be zero.

           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

SECTION 4.16. Limitation on Asset Swaps.

           The Company will not, and will not permit any Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $1,000,000, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and (iii) in the event such Asset Swap involves an aggregate amount in excess of $5,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

SECTION 4.17. Limitation on Layering.

           The Company will not incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness (including the Notes).

SECTION 4.18. FCC Compliance.

           Notwithstanding anything in this Indenture to the contrary, the Company shall not be required to take any action hereunder that constitutes or would represent a transfer of control to the Company of SAC or any Subsidiary of SAC without first obtaining the consent of the FCC to such transfer of control.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.

              (a) The Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless:

       (1) either (A) the Company is the surviving or continuing Person or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia;

       (2) such surviving Person shall assume all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

       (3) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (A) of the foregoing clause
(1)) or such Person (in the case of clause (B) of the foregoing clause (1)) shall be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

       (4) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing; and

       (5) the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

              (b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

              (c) Notwithstanding the foregoing clauses (a)(2) and (3), subject to applicable FCC requirements, if any, (i) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with a corporate Affiliate thereof incorporated solely for the purpose of reincorporating the Company in another jurisdiction in the U.S. to realize tax or other benefits.

SECTION 5.02. Successor Corporation Substituted.

           Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

           Each of the following shall be an "Event of Default":

           (1) the failure to pay interest on the Notes when the same becomes due and payable and, which Default continues for a period of 30 days (whether or not such payment is prohibited by the provisions described under Article
Ten);

           (2) the failure to pay principal of or premium, if any, on any Notes when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (whether or not such payment is prohibited by the provisions described Article Ten);

           (3) a default in the observance or performance of any other covenant or agreement contained in the Notes or this Indenture, which Default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

           (4) the failure to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $5,000,000 or more at any time in each case after a 10-day period during which such Default shall not have been cured or such acceleration rescinded;

           (5) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Subsidiaries and such judgment or judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

           (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself,
(B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property,
(D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors; or

           (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

SECTION 6.02. Acceleration.

              (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, and the Trustee upon request to the Trustee of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest and premium, if any, to be due and payable by notice in writing to the Company and, in the case of an acceleration notice from the Holders of at least 25% in principal amount of the outstanding Notes, the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, will become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the agent under the Credit Agreement of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

              (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due other than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(6) and (7), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

              Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05. Control by Majority.

              Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

              A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

           (1) the Holder gives to the Trustee notice of a continuing Event of Default;

           (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (3) such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

           (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

           (5) during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

              A Holder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

              If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings

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relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

              If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

              Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

              Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

              Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.





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              The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.   Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.   Duties of Trustee.

                (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                (b)  Except during the continuance of a Default or an Event of
           Default:

              (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                     (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the

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       Trustee shall not be responsible for the application of any money by any
       Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

              Subject to Section 7.01:

                     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers' Certificate, or an Opinion of Counsel or advice of counsel.

                     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

                     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

                     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                     (g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Default.

              If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the

Change of Control Payment Date pursuant to a Change of Control Offer or on the Proceeds Purchase Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Board of Directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.

SECTION 7.06. Reports by Trustee to Holders.

              Within 60 days after March 1 of each year beginning with March 1, 1998, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

              A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

              The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

              The Company shall pay to the Trustee from time to time such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.





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





              The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

              To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

              The Trustee may resign by so notifying the Company in writing at least 10 days in advance. The Holders of a





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majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

              (1)    the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.





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





              If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

              This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Company.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).

A Trustee who has resigned or been removed shall be subject to TIA Section
 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and any other obligor of the Notes.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations.

              This Indenture will be Discharged and will cease to be of further effect and the obligations of the Company under the Notes and this Indenture shall terminate (except that the obligations under Sections 2.03 through 2.07, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

              In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes ("Legal Defeasance") after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.07 and this Section 8.01) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.17 and Section
5.01 ("Covenant Defeasance") after the applicable conditions set forth below have been satisfied:

       (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes U.S. Legal Tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all the principal of and interest and premium on the Notes on the dates such payments are due in accordance with the terms of such Notes, as well as the Trustee's fees and expenses; provided, however, that no deposits made pursuant to this
Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

       (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit after giving effect to such deposit;

       (3) The Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain qualifications, to the effect that (i) the Funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the Funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

       (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;

       (5) No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

              (6) The Company shall have delivered to the Trustee an Opinion of Counsel or a private letter ruling issued to the Company by the Internal Revenue Service (the "IRS") to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit pursuant to clause (1) above and related Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of an Opinion of Counsel furnished in connection with a Legal Defeasance, accompanied by a private letter ruling issued to the Company by the IRS to such effect;

              (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

              (8) An Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

              Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 6 above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02. Acknowledgment of Discharge by Trustee.

              Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause
(i) above relating to the satisfaction and discharge of this

Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03. Application of Trust Money.

              The Trustee shall hold in trust Funds deposited with it pursuant to Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

SECTION 8.04. Repayment to the Company.

              The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

SECTION 8.05. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.


       The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without the consent of any Holders:

       (1)    to cure any ambiguity, defect or inconsistency;

       (2)    to comply with Article Five;

       (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

       (4) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

       (5) to make any other change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the rights of any Noteholders hereunder;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

       Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in principal amount of the then outstanding Notes may make all other modifications and amendments of this Indenture or the Notes, except that, without the consent of each Holder of Notes affected thereby, no amendment may, directly or indirectly,:

              (1) reduce the amount of Notes whose Holders must consent to an amendment;

              (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

              (3) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

              (4) make any Notes payable in money other than that stated in the Notes and this Indenture;

              (5) make any change in provisions of this Indenture protecting the right of each holder of a Note to receive payment of principal of, premium on and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive Default or Event of Default; or

              (6) after the Company's obligation to purchase the Notes arises under Sections 4.14 or 4.15, amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers.

              It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

              Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

              Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

              The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (6) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder's Note; provided, however that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

              If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06. Trustee To Sign Amendments, Etc.

              The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.1. Agreement To Subordinate.

              The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the payment when due of all Senior Indebtedness of the Company and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Notes in accordance with the provisions set forth herein. Secured Indebtedness is not deemed to be Senior Indebtedness merely because it is secured. All provisions of this Article Ten shall be subject to Section 10.12.

SECTION 10.02. Liquidation, Dissolution, Bankruptcy.

              Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to the Company or its property:

       (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Senior Indebtedness of the Company before Holders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Notes from the Company; and

       (2) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Holders would be entitled but for the provisions of this Article Ten shall be made to holders of Senior Indebtedness as its interest may appear.

SECTION 10.03. Default on Senior Indebtedness.

              The Company may not pay the principal of, premium (if any), or interest on the Notes or make any deposit pursuant to Section 8.01 or repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived or is no longer continuing and/or and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Notes but subject to the provisions of the first sentence of this Section
10.03 and the provisions of Section 10.02, without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes (except (i) in Qualified Capital Stock issued by the Company to pay interest on the Notes or issued in exchange for the Notes, (ii) in securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing) or
(iii) because such Designated Senior Indebtedness has been repaid in full. Notwithstanding the provisions of the immediately preceding sentence, but subject to the provisions of the first sentence of this Section 10.03 and the provisions of Section 10.02, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

SECTION 10.04.       Acceleration of Payment of Notes.

              If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Representative (if any) of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that the Company shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company (and the Company shall only obligated to deliver the notice to the address so specified). If a notice is required pursuant to the immediately preceding sentence, the Company may not pay the Notes (except payment (i) in Qualified Capital Stock issued by the Company to pay interest on the Notes or issued in exchange for the Notes, (ii) in securities substantially identical to the Notes issued by the Company in payment of interest accrued thereon or (iii) securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Notes and have a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Notes), until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, a thereafter, may pay the Notes only if the provisions of this Article Ten otherwise permit payment at that time.

SECTION 10.05.       When Distribution Must Be Paid Over.

              If a distribution is made to Holders that because of this Article Ten should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

SECTION 10.06.       Subrogation.

              After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Ten to holders of Senior Indebtedness which otherwise would have been made to

Holders is not, as between the Company and the Holders, a payment by the Company of Senior Indebtedness.

SECTION 10.07.       Relative Rights.

              This Article Ten defines the relative rights of Holders of the Notes on the one hand and holders of Senior Indebtedness on the other hand. Nothing in this Indenture shall:

              (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

              (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

SECTION 10.08.       Subordination May Not Be Impaired by Company.

              No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 10.09.       Rights of Trustee and Paying Agent.

              Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Ten. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

              The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10.       Distribution or Notice to Representative.

              Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11. Article Ten Not To Prevent Events of Default or Limit Right To Accelerate.

              The failure to make a payment in respect of the Notes by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article Ten shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 10.12.       Trust Moneys Not Subordinated.

              Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Ten, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company, or any other creditor of the Company.

SECTION 10.13.       Trustee Entitled To Rely.

              Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Ten.

SECTION 10.14.       Trustee To Effectuate Subordination.

              Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of Senior Indebtedness as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15.       Trustee Not Fiduciary for Holders of Senior Indebtedness.

              The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

              Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.       TIA Controls.

              If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.       Notices.

              Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              if to the Company:
              STC Broadcasting, Inc.
              3839 4th Street North
              Suite 420
              St. Petersburg, Florida  33703
              Attention:  Chief Executive Officer

              with a copy to:
              Weil Gotshal & Manges
              100 Crescent Court
              Suite 1300
              Dallas, Texas  75201
              Attention:  Jeremy Dickens
              if to the Trustee:

              U.S. Trust Company of Texas, N.A.
              2001 Ross Avenue
              Suite 2700
              Dallas, Texas  75201
              Attention:  Corporate Trust Department

              The Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

              Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

              Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.       Communications by Holders with Other Holders.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04.       Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05.       Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.07, shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06.       Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.       Legal Holidays.

              A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Dallas, Texas or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.       Governing Law.

              THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 11.09.       No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.       No Recourse Against Others.

              A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11.       Successors.

              All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12.       Duplicate Originals.

              All parties may sign any number of copies of this Indenture.
Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.       Severability.

              In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14.       Independence of Covenants.

              All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

              [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES


              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                           STC BROADCASTING, INC.



                                           By:    /s/  DAVID A. FITZ
                                              ----------------------------------
                                           Name:       David A. Fitz
                                                --------------------------------
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Secretary
                                                 -------------------------------


                                           U.S. TRUST COMPANY OF TEXAS, N.A., as
                                           Trustee


                                           By:    /s/  JAMES J. McGINLEY
                                              ----------------------------------
                                           Name:       James J. McGinley
                                                --------------------------------
                                           Title:     Authorized Signatory
                                                 -------------------------------

                                                                       EXHIBIT A

                            [FORM OF SERIES A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, IN FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             STC BROADCASTING, INC.

                11% Senior Subordinated Note due 2007, Series A

No.    $

              STC BROADCASTING, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the
principal sum of                              Dollars, on March 15, 2007.

              Interest Payment Dates:  March 15 and September 15

              Record Dates:  March 1 and September 1

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



Dated:                                     STC BROADCASTING, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

Trustee's Certificate of Authentication


              This is one of the 11% Senior Subordinated Notes due 2007, Series A, referred to in the within-mentioned Indenture.



Dated:

                                                  U.S. TRUST COMPANY OF
                                                  TEXAS, N.A., as Trustee


                                                  By:
                                                     ---------------------------
                                                         Authorized Signatory

                               (REVERSE OF NOTE)

                11% Senior Subordinated Note due 2007, Series A


              1. Interest. STC BROADCASTING, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 25, 1997. The Company will pay interest semi-annually in arrears on each March 15 and September 15 (each, an "Interest Payment Date") and at stated maturity, commencing on September 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

              2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

              3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

              4. Indenture. The Company issued the Notes under an Indenture, dated as of March 25, 1997 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 11% Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Exchange and Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

              5. Optional Redemption. (a) The Notes may be redeemed at any time on or after March 15, 2002, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount thereof on the applicable redemption date) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning March 15 on each of the years set forth below:

              YEAR                                                   PERCENTAGE
              ----                                                   ----------
              2002                                                    105.500%
              2003                                                    103.667%
              2004                                                    101.833%
              2005 and thereafter                                     100.000%

              (b) Prior to March 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 25% of the principal amount of the Notes at a redemption price equal to 111% of the principal amount thereof plus accrued and unpaid interest to the redemption date; provided, however, that after any such redemption, at least 75% of the aggregate principal amount of the Notes originally issued would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of a Public Equity Offering. The Company shall effect such redemption on a pro rata basis.

              (c) Prior to March 15, 2002, upon the occurrence of a Change of Control, the Company will have the option to redeem the Notes in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, plus the Applicable Premium. In order to effect a Change of Control Redemption, the Company must send a notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Redemption. Such notice must comply with the provisions of Section 3.03 of the Indenture; provided, however, that such notice must be mailed to holders of the Notes within 30 days following the date the Change of Control occurred (the "Change of Control Redemption Date") and state that the Company is effecting a Change of Control Redemption in lieu of a Change of Control Offer.

              "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at March 15, 2002 (such redemption price being described in paragraph (a) above) plus (2) all semi-annual payments of interest through March 15, 2002 computed using a discount rate equal to the Treasury Rate plus 100 basis points over (B) the principal amount of such Note.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury SECURITIES with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to March 15, 2002; provided, however, that if the period from the Change of Control Redemption Date to March 15, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury SECURITIES for which such yields are given except that if the period from the Change of Control Redemption Date to March 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury SECURITIES adjusted to a constant maturity of one year shall be used.

              6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

              7. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

              8. Limitation on Asset Sales. Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to offer to repurchase Notes and other Senior Subordinated Indebtedness, pro rata at a price equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) plus accrued interest to the date of repurchase.

              9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

              10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

              11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

              13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

              14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and issue Disqualified Capital Stock, engage in certain Asset Swaps, enter into transactions with

Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

              15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

              16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

              17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

              18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

              19. Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

              20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

              21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform SECURITY Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              23. Registration Rights. Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for an 11% Senior Subordinated Note due 2007, Series B, of the Company (an "Unrestricted Note") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

              24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

              The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
STC BROADCASTING, INC., 3839 4th Street North, Suite 420, St. Petersburg, Florida 33703.

                              [FORM OF ASSIGNMENT]

                               I or we assign to

                        PLEASE INSERT SOCIAL SECURITY OR

                            OTHER IDENTIFYING NUMBER

                        ________________________________

        _______________________________________________________________
                    (please print or type name and address)

        _______________________________________________________________

        _______________________________________________________________

        _______________________________________________________________

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

        _______________________________________________________________

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________________      _____________________________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:

              In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) March 25, 1999 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [Check One]



(1) ___       to the Issuer or a subsidiary thereof; or

(2) ___ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5) ___ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended.

(7) and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

              ?      The transferee is an Affiliate of the Issuers.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.



Dated:                                     Signed:
      ------------------------------              ----------------------------
                                                            (Sign exactly as
                                                             name appears on
                                                             the other side
                                                             of this Note)

Signature Guarantee:
                    ------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


              The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
      ------------------------------              ----------------------------
                                                  NOTICE:       To be executed
                                                                by an executive
                                                                officer

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]

              If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $_____________

Date:                       Your Signature:
     ----------------------                -------------------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature
Guarantee:
          --------------------------------------------------------------------

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B

                             STC BROADCASTING, INC.

                11% Senior Subordinated Note due 2007, Series B

No. 1                                                                $


              STC BROADCASTING, INC., a Delaware corporation (the "Company"),
for value received, promises to pay to              or registered assigns, the
principal sum of             Dollars, on March 15, 2007.

              Interest Payment Dates:  March 15 and September 15

              Record Dates:  March 1 and September 1

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



Dated:                                     STC BROADCASTING, INC.

                                           By:
                                                  ---------------------------
                                                  Name:
                                                  Title:


                                           By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                    Trustee's Certificate of Authentication


              This is one of the 11% Senior Subordinated Notes due 2007, Series B referred to in the within-mentioned Indenture.


Dated:

                                           U.S. TRUST COMPANY OF TEXAS, N.A., as
                                                  Trustee



                                           By:
                                              ----------------------------------
                                                     Authorized Signatory

                               (REVERSE OF NOTE)

                11% Senior Subordinated Note due 2007, Series B


              1. Interest. STC BROADCASTING, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 25, 1997. The Company will pay interest semi-annually in arrears on each March 15 and September 15 (each, an "Interest Payment Date") and at stated maturity, commencing on September 15, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

              The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

              2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

              3. Paying Agent and Registrar. Initially, U.S. Trust Company of Texas, N.A. (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

              4. Indenture. The Company issued the Notes under an Indenture, dated as of March 25, 1997 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 11% Senior Subordinated Notes due 2007, Series B (the "Unrestricted Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $100,000,000, which may be issued under the Indenture. The Notes include the 11% Senior Subordinated Notes due 2007, Series A (the "Initial Notes"), the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections
 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

              5. Optional Redemption. (a) The Notes may be redeemed at any time on or after March 15, 2002, in whole or in part, at the option of the Company, at the redemption prices (expressed as a percentage of the principal amount thereof on the applicable redemption date) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 15 of each of the years set forth below:

            Year                                                    Percentage
            ----                                                    ----------
            2002                                                     105.500%
            2003                                                     103.667%
            2004                                                     101.833%
            2005 and thereafter                                      100.000%

              (b) Prior to March 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 25% of the principal amount of the Notes at a redemption price equal to 111% of the principal amount thereof plus accrued and unpaid interest to the redemption date; provided, however, that after any such redemption, at least 75% of the aggregate principal amount of the Notes originally issued would remain outstanding immediately after giving effect to such redemption. Any such redemption will be required to occur on or prior to the date that is one year after the receipt by the Company of the proceeds of a Public Equity Offering. The Company shall effect such redemption on a pro rata basis.

              (c) Prior to March 15, 2002, upon the occurrence of a Change of Control, the Company will have the option to redeem the Notes in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, plus the Applicable Premium. In order to effect a Change of Control Redemption, the Company must send a notice to each holder of the Notes, which notice shall govern the terms of the Change of Control Redemption. Such notice must comply with the provisions of Section 3.03 of the Indenture; provided, however, that such notice must be mailed to holders of the Notes within 30 days following the date the Change of Control occurred (the "Change of Control Redemption Date") and state that the Company is effecting a Change of Control Redemption in lieu of a Change of Control Offer.

              "Applicable Premium" means, with respect to a Note at any Change of Control Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at March 15, 2002 (such redemption price being described in paragraph (a) above) plus (2) all semi-annual payments of interest through March 15, 2002 computed using a discount rate equal to the Treasury Rate plus 100 basis points over (B) the principal amount of such Note.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury Notes with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Change of Control Redemption Date to March 15, 2002; provided, however, that if the period from the Change of Control Redemption Date to March 15, 2002 is not equal to the constant maturity of a United States Treasury Note for which a weekly average yield is given, the

Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Notes for which such yields are given except that if the period from the Change of Control Redemption Date to March 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury Notes adjusted to a constant maturity of one year shall be used.

              6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

              7. Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

              8. Limitation on Assets Sales. Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to offer to repurchase Notes and other Senior Subordinated Indebtedness, pro rata at a price equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount), plus accrued interest to the date of repurchase.

              9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

              10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

              11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

              13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

              14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness and issue Disqualified Capital Stock, engage in certain Asset Swaps, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

              15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

              16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or Security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

              17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

              18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

              19. Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

              20. Governing Law. This note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

              21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

              The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
STC BROADCASTING, INC., 3839 4th Street North, Suite 420, St. Petersburg, Florida 33703.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

        ________________________________

        _______________________________________________________________

                    (please print or type name and address)

        _______________________________________________________________

        _______________________________________________________________

        _______________________________________________________________


the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

        _______________________________________________________________

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:___________________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature
Guarantee:____________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [      ] Section 4.15 [      ]


              If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $
              -------------

Date:                               Your Signature:
     -----------------------------                 -----------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature
Guarantee:
          ----------------------------------------------------------------------

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTE


              Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

   THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A
 DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES
  REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY
    TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN
             THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
   ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
      CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
   OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

 TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT
      IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
                         SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D


                           Form of Certificate To Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors




STC Broadcasting, Inc.
c/o U.S. Trust Company of Texas, N.A.

Dear Sirs:

This certificate is delivered to request a transfer of $        principal
amount of the 11% Senior Subordinated Notes due 2007 (the "Notes") of STC Broadcasting, Inc. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
     ----------------------------------------------

Address:
        -------------------------------------------

Taxpayer ID Number:
                   --------------------------------

              The undersigned represents and warrants to you that:

              1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.




Dated:
      -----------------------------
TRANSFEREE:
           ------------------------
By:
   --------------------------------





                                       2